Press Release

Source: Cycle Country Accessories Corp.

Cycle Country Announces Conference Call

Tuesday August 12, 2008 4:00 pm ET

SPENCER, Iowa--(BUSINESS WIRE)--Cycle Country (AMEX:ATC - News), a leading supplier of ATV accessories, Plastic Wheel Covers, Golf Car Accessories, Oil Filters and Contract Manufacturing services, announces to its investors and other interested parties, that there is a scheduled conference call on Thursday August 14, 2008 at 11:00 am (EST). Both the CFO and new President are scheduled to address their 3rd Quarter numbers, which will be released after the close of the market on August 14th. A question and answer session will follow the President's remarks.

Those wishing to participate in the call may do so by dialing 1-800-762-8908 or 1-480-629-9039 for international callers, at approximately 10 minutes prior to the event, and use Conference I.D. number 3911715. The call can also be heard live via the Internet by going to this web link: http://viavid.net/dce.aspx?sid=00005500 In addition, a replay of the presentation will be available to listen to by dialing 1-800-406-7325, or by using the same web link, approximately 20 minutes after the call.

About Cycle Country Accessories Corporation

Cycle Country has been an industry leader in the marketing, sales, design and manufacturing of custom fitting accessories for utility all-terrain vehicles (ATV's) for over 31 years. Products include snowplows, mowers, 3-point hitches and implements, storage, bed lifts, brush guards and more. Cycle Country also produces a line of wheel covers for golf carts, lawn and garden equipment and motor sports vehicles. Perf-Form, a wholly owned subsidiary, makes high performance oil filters for motorcycles, ATV's and watercraft. In April of 2005, Cycle Country acquired Simonsen Iron Works, now operating as Cycle country-Spencer, providing metal fabrication and contract manufacturing services to clients in the mid-west.

www.cyclecountry.com

www.weekend-warrior.com

www.perf-form.com

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and other statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "estimate," "potential," or future/conditional verbs such as "will," "should," and "could."

Contact:
Magellan FIN
Mark Gilbert, 317-867-2839
Principal
mgilbert@magellanfin.com

Source: Cycle Country Accessories Corporation